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                                                                     EXHIBIT 8.1

                      [PILLSBURY WINTHROP LLP LETTERHEAD]

                                 March 24, 2004

Critical Path, Inc.
350 The Embarcadero
San Francisco, CA 94105

     Re:  Registration Statement on Form S-3 (File No. 333-111559)

Ladies and Gentlemen:

     We have acted as counsel to Critical Path, Inc., a California corporation ("Critical Path"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-111559) filed with the Securities and Exchange Commission on December 24, 2003, as amended (the "Registration Statement"), with respect to the distribution to holders of Critical Path common stock on the record date of rights to purchase Series E preferred stock (the "Rights Offering"). All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Registration Statement.

     The discussion set forth under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement constitutes our opinion of the material United States federal income tax consequences generally applicable to a holder of Critical Path common stock who receives subscription rights pursuant to the Rights Offering.

     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, to the discussion of our opinion under the caption "Material United States Federal Income Tax Consequences" in the Registration Statement and in the Prospectus included therein, and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,

                                          /s/ PILLSBURY WINTHROP LLP